Exhibit 32.1

CERTIFICATION

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

     The undersigned, Jon Feltheimer, the Chief Executive Officer of Lions Gate Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that to the best of his knowledge:

(i) the Form 10-K/A of the Company (the “Report”) for the fiscal year ended March 31, 2003, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated: March 26, 2004

/s/Jon Feltheimer

Jon Feltheimer Chief Executive Officer